UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2010

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-51414	98-0417780
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

6800 West Loop South, Suite 415, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 25, 2010, Lucas Energy, Inc. (the "Company") issued shares of its common stock, par value $0.001, for the following purposes:

An aggregate of 187,321 shares issued to consultants for capital raising, investor awareness and other consulting services.

637,887 shares at $0.77 per share, for an aggregate amount of approximately $490,000, issued to El Tex Petroleum, LLC for the acquisition of oil and gas lease acreage located in Wilson County, Texas, and 683,686 shares issued to J. Fred Hofheinz in exchange for the assignment of approximately $526,438 of debt and accrued interest due him by El Tex Petroleum, LLC. The Company assumed the note payable in conjunction with its acquisition of oil and gas properties located in Wilson County, Texas. As previously reported, the Company's shareholders approved these issuances at the Company's 2010 Annual Meeting.

The foregoing securities are to be issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and/or had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities, and the shares will be issued with a restrictive legend.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Donald L. Sytsma
Name: Donald L. Sytsma
Title: Chief Financial Officer

Date: May 26, 2010